Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

REGENCY CENTERS CORPORATION

(A FLORIDA CORPORATION)

AS LAST AMENDED ON

APRIL 21, 2016

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ARTICLE 1

DEFINITIONS

Section 1.1 Definitions. The following terms shall have the following meanings for purposes of these bylaws:

“Act” means the Florida Business Corporation Act, as it may be amended from time to time, or any successor legislation thereto.

“Deliver” or “delivery” means any method of delivery used in conventional commercial practice, including delivery by hand, mail, commercial delivery and electronic transmission.

“Distribution” means a direct or indirect transfer of money or other property (except shares in the corporation) or an incurrence of indebtedness by the corporation to or for the benefit of shareholders in respect of any of the corporation’s shares. A distribution may be in the form of a declaration or payment of a dividend; a purchase, redemption, or other acquisition of shares; a distribution of indebtedness; or otherwise.

“Electronic transmission” or “electronically transmitted” means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient. For purposes of proxy voting, the term includes, but is not limited to, facsimile transmission, telegrams, cablegrams, telephone transmissions and transmissions through the Internet.

“Notice” means written notice and includes, but is not limited to, notice by electronic transmission. Notice shall be effective if given by a single written notice to shareholders who share an address, to the extent permitted by the Act.

“Principal office” means the office (within or without the State of Florida) where the corporation’s principal executive offices are located, as designated in the annual report filed with the Florida Department of State.

ARTICLE 2

OFFICES

Section 2.1 Principal and Business Offices. The corporation may have such principal and other business offices, either within or without the State of Florida, as the Board of Directors may designate or as the business of the corporation may require from time to time.

Section 2.2 Registered Office. The registered office of the corporation required by the Act to be maintained in the State of Florida may but need not be identical with the principal office if located in the State of Florida, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the corporation shall be identical to such registered office.

ARTICLE 3

SHAREHOLDERS

Section 3.1 Annual Meeting. The annual meeting of shareholders shall be held within five months after the close of each fiscal year of the corporation on a date and at a time and place designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day fixed as herein provided for any annual meeting of shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of shareholders as soon thereafter as is practicable.

Section 3.2 Special Meetings.

(a) Call by Directors or President. Special meetings of shareholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board, the Lead Director (if any) or the President.

(b) Call by Shareholders. The corporation shall call a special meeting of shareholders in the event that the holders of not less than ten percent (10%) of all of the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date, and deliver to the Secretary one or more written demands for the meeting describing one or more purposes for which it is to be held. The corporation shall give notice of such a special meeting within sixty (60) days after the date that the demand is delivered to the corporation.

Section 3.3 Place of Meeting. The Board of Directors may designate any place, either within or without the State of Florida, as the place of meeting for any annual or special meeting of shareholders. If no designation is made, the place of meeting shall be the principal office of the corporation.

Section 3.4 Notice of Meeting.

(a) Content and Delivery. Written notice stating the date, time, and place of any meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten days nor more than sixty days before the date of the meeting by or at the direction of the President or the Secretary, or the officer or persons duly calling the meeting, to each shareholder of record entitled to vote at such meeting and to such other persons as required by the Act. Unless the Act requires otherwise, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. If mailed, notice of a meeting of shareholders shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock record books of the corporation, with postage thereon prepaid.

(b) Notice of Adjourned Meetings. If an annual or special meeting of shareholders is adjourned to a different date, time, or place, the corporation shall not be required to give notice of the new date, time, or place if the new date, time, or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the corporation shall give notice of the adjourned meeting to persons who are shareholders as of the new record date who are entitled to notice of the meeting.

(c) No Notice Under Certain Circumstances. Notwithstanding the other provisions of this Section, no notice of a meeting of shareholders need be given to a shareholder if: (1) an annual report and proxy statement for two consecutive annual meetings of shareholders, or (2) all, and at least two, checks in payment of dividends or interest on securities during a twelve-month period have been sent by first-class, United States mail, addressed to the shareholder at his or her address as it appears on the share transfer books of the corporation, and returned undeliverable. The obligation of the corporation to give notice of a shareholders’ meeting to any such shareholder shall be reinstated once the corporation has received a new address for such shareholder for entry on its share transfer books.

Section 3.5 Waiver of Notice.

(a) Written Waiver. A shareholder may waive any notice required by the Act or these bylaws before or after the date and time stated for the meeting in the notice. The waiver shall be in writing and signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records. Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice.

(b) Waiver by Attendance. A shareholder’s attendance at a meeting, in person or by proxy, waives objection to all of the following: (1) lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (2) consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

Section 3.6 Fixing of Record Date.

(a) General. The Board of Directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of a shareholders’ meeting, entitled to vote, or take any other action. In no event may a record date fixed by the Board of Directors be a date preceding the date upon which the resolution fixing the record date is adopted or a date more than seventy days before the date of meeting or action requiring a determination of shareholders.

(b) Special Meeting. The record date for determining shareholders entitled to demand a special meeting shall be the close of business on the date the first shareholder delivers his or her demand to the corporation.

(c) Shareholder Action by Written Consent. If no prior action is required by the Board of Directors pursuant to the Act, the record date for determining shareholders entitled to take action without a meeting shall be the close of business on the date the first signed written consent with respect to the action in question is delivered to the corporation, but if prior action is required by the Board of Directors pursuant to the Act, such record date shall be the close of business on the date on which the Board of Directors adopts the resolution taking such prior action unless the Board of Directors otherwise fixes a record date.

(d) Absence of Board Determination for Shareholders’ Meeting. If the Board of Directors does not determine the record date for determining shareholders entitled to notice of and to vote at an annual or special shareholders’ meeting, such record date shall be the close of business on the day before the first notice with respect thereto is delivered to shareholders.

(e) Adjourned Meeting. A record date for determining shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

Section 3.7 Shareholders’ List for Meetings.

(a) Preparation and Availability. After a record date for a meeting of shareholders has been fixed, the corporation shall prepare an alphabetical list of the names of all of the shareholders entitled to notice of the meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each shareholder. Such list shall be available for inspection by any shareholder for a period of ten days prior to the meeting or such shorter time as exists between the record date and the meeting date, and continuing through the meeting, at the corporation’s principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the corporation’s transfer agent or registrar, if any. A shareholder or his or her agent or attorney may, on written demand, inspect the list, subject to the requirements of the Act, during regular business hours and at his or her expense, during the period that it is available for inspection pursuant to this Section. The corporation shall make the shareholders’ list available at the meeting and any shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment thereof.

(b) Prima Facie Evidence. The shareholders’ list is prima facie evidence of the identity of shareholders entitled to examine the shareholders’ list or to vote at a meeting of shareholders.

(c) Failure to Comply. If the requirements of this Section have not been substantially complied with, or if the corporation refuses to allow a shareholder or his or her agent or attorney to inspect the shareholders’ list before or at the meeting, on the demand of any shareholder, in person or by proxy, who failed to get such access, the meeting shall be adjourned until such requirements are complied with.

(d) Validity of Action Not Affected. Refusal or failure to prepare or make available the shareholders’ list shall not affect the validity of any action taken at a meeting of shareholders.

Section 3.8 Conduct of Meetings by Remote Communication. The Board of Directors may adopt guidelines and procedures for shareholders and proxy holders not physically present at an annual or special meeting of shareholders to participate in the meeting, be deemed present in person, vote, communicate and read or hear the proceedings of the meeting substantially concurrently with such proceedings, all by means of remote communication. The Board of Directors may adopt procedures and guidelines for the conduct of an annual or special meeting solely by means of remote communication rather than holding the meeting at a designated place.

Section 3.9 Quorum.

(a) What Constitutes a Quorum. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. If the corporation has only one class of stock outstanding, such class shall constitute a separate voting group for purposes of this Section. Except as otherwise provided in the Act, a majority of the votes entitled to be cast on the matter shall constitute a quorum of the voting group for action on that matter.

(b) Presence of Shares. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting.

(c) Adjournment in Absence of Quorum. Where a quorum is not present, the holders of a majority of the shares represented and who would be entitled to vote at the meeting if a quorum were present may adjourn such meeting from time to time.

Section 3.10 Voting of Shares. Except as provided in the Articles of Incorporation or the Act, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a meeting of shareholders.

Section 3.11 Vote Required.

(a) Matters Other Than Election of Directors. If a quorum exists, except in the case of the election of directors, action on a matter shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Act or the Articles of Incorporation require a greater number of affirmative votes.

(b) Election of Directors. Each shareholder who is entitled to vote at an election of directors has the right to vote the number of shares owned by him or her for as many persons as there are directors to be elected. Shareholders do not have a right to cumulate their votes for directors. At any meeting of shareholders at which directors are to be elected, when a quorum is present: (i) each nominee in an uncontested election shall be elected by the vote of the majority of the votes cast with respect to that director’s election; and (ii) in a contested election, the nominees receiving a plurality of the votes cast shall be elected. For purposes of this section, (i) a “contested election” means the number of nominees exceeds the number of directors to be elected in such election; (ii) an “uncontested election” means the number of nominees equals the number of directors to be elected in such election; and (iii) a “majority of the votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election; votes cast shall include votes to withhold authority or votes against, in each case as applicable, and shall exclude abstentions and broker non-votes with respect to that director’s election.

Section 3.12 Conduct of Meeting. The Chairman of the Board of Directors, and in his or her absence, the Lead Director (if any), and in his or her absence, the President, and in his or her absence, a Vice President in the order provided under the Section of these bylaws titled “Vice Presidents,” and in their absence, any person chosen by the shareholders present shall call a shareholders’ meeting to order and shall act as presiding officer of the meeting, and the Secretary of the corporation shall act as secretary of all meetings of the shareholders, but, in the absence of the Secretary, the presiding officer may appoint any other person to act as secretary of the meeting. The presiding officer of the meeting shall have broad discretion in determining the order of business at a shareholders’ meeting. The presiding officer’s authority to conduct the meeting shall include, but in no way be limited to, recognizing shareholders entitled to speak, calling for the necessary reports, stating questions and putting them to a vote, calling for nominations, and announcing the results of voting. The presiding officer also shall take such actions as are necessary and appropriate to preserve order at the meeting. The rules of parliamentary procedure need not be observed in the conduct of shareholders’ meetings; however, meetings shall be conducted in accordance with accepted usage and common practice with fair treatment to all who are entitled to take part.

Section 3.13 Inspectors of Election. Inspectors of election may be appointed by the Board of Directors to act at any meeting of shareholders at which any vote is taken. If inspectors of election are not so appointed, the presiding officer of the meeting may, and on the request of any shareholder shall, make such appointment. The inspectors of election shall determine the number of shares outstanding, the voting rights with respect to each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies; receive votes, ballots, consents, and waivers; hear and determine all challenges and questions arising in connection with the vote; count and tabulate all votes, consents, and waivers; determine and announce the result; and do such acts as are proper to conduct the election or vote with fairness to all shareholders. No inspector, whether appointed by the Board of Directors or by the person acting as presiding officer of the meeting, need be a shareholder.

Section 3.14 Proxies.

(a) Appointment. At all meetings of shareholders, a shareholder or attorney-in-fact for a shareholder may vote the shareholder’s shares in person or by proxy. If an appointment form expressly provides, any proxy holder may appoint, in writing, a substitute to act in his or her place. A shareholder or attorney-in-fact for a shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by electronic transmission. Any type of electronic transmission appearing to have been, or containing or accompanied by such information or obtained under such procedures to reasonably ensure that the electronic transmission was, transmitted or authorized by such person is a sufficient appointment, subject to the verification requested by the corporation under Section 3.17 of these bylaws and Section 607.0724, Florida Statutes. The appointment may be signed by any reasonable means, including, but not limited to, facsimile or electronic signature. Any copy, facsimile transmission or other reliable reproduction of the writing or electronic transmission of the appointment may be substituted or used in lieu of the original writing or electronic transmission for any purpose for which the original writing or electronic transmission could be used if the copy, facsimile transmission or other reproduction is a complete reproduction of the entire original writing or electronic transmission.

(b) When Effective. An appointment of a proxy is effective when received by the Secretary or other officer or agent of the corporation authorized to tabulate votes. An appointment is valid for up to eleven months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 3.15 Shareholder Nominations and Proposals. Any shareholder nomination or proposal for action at a forthcoming shareholder meeting must be delivered to the corporation no later than the deadline for submitting shareholder proposals pursuant to Securities Exchange Commission Regulations Section 240.14a-8. The presiding officer at any shareholder meeting shall not be required to recognize any proposal or nomination which did not comply with such deadline.

Section 3.16 Action by Shareholders Without Meeting.

(a) Requirements for Written Consents. Any action required or permitted by the Act to be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote if one or more written consents describing the action taken shall be signed and dated by the holders of outstanding stock entitled to vote thereon having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Such consents must be delivered to the principal office of the corporation in Florida, the corporation’s principal place of business, the Secretary, or another officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the date of the earliest dated consent delivered in the manner required herein, written consents signed by the number of holders required to take action are delivered to the corporation by delivery as set forth in this Section.

(b) Revocation of Written Consents. Any written consent may be revoked prior to the date that the corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in writing and until received by the corporation at its principal office in Florida or its principal place of business, or received by the Secretary or other officer or agent having custody of the books in which proceedings of meetings of shareholders are recorded.

(c) Notice to Nonconsenting Shareholders. Within ten days after obtaining such authorization by written consent, notice must be given in writing to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters’ rights are provided under the Act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the provisions of the Act regarding the rights of dissenting shareholders.

(d) Same Effect as Vote at Meeting. A consent signed under this Section has the effect of a meeting vote and may be described as such in any document. Whenever action is taken by written consent pursuant to this Section, the written consent of the shareholders consenting thereto or the written reports of inspectors appointed to tabulate such consents shall be filed with the minutes of proceedings of shareholders.

Section 3.17 Acceptance of Instruments Showing Shareholder Action. If the name signed on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of a shareholder. If the name signed on a vote, consent, waiver, or proxy appointment does not correspond to the name of a shareholder, the corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder if any of the following apply:

(a) The shareholder is an entity and the name signed purports to be that of an officer or agent of the entity;

(b) The name signed purports to be that of a administrator, executor, guardian, personal representative, or conservator representing the shareholder and, if the corporation requests, evidence of fiduciary status acceptable to the corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

(c) The name signed purports to be that of a receiver or trustee in bankruptcy, or assignee for the benefit of creditors of the shareholder and, if the corporation requests, evidence of this status acceptable to the corporation is presented with respect to the vote, consent, waiver, or proxy appointment;

(d) The name signed purports to be that of a pledgee, beneficial owner, or attorney-in-fact of the shareholder and, if the corporation requests, evidence acceptable to the corporation of the signatory’s authority to sign for the shareholder is presented with respect to the vote, consent, waiver, or proxy appointment; or

(e) Two or more persons are the shareholder as cotenants or fiduciaries and the name signed purports to be the name of at least one of the co-owners and the person signing appears to be acting on behalf of all co-owners.

The corporation may reject a vote, consent, waiver, or proxy appointment if the Secretary or other officer or agent of the corporation who is authorized to tabulate votes, acting in good faith, has reasonable basis for doubt about the validity of the signature on it or about the signatory’s authority to sign for the shareholder.

Section 3.18 Proxy Access Rights.

(a) Proxy Access.

(i) Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Section and to the extent permitted by applicable law, the corporation shall include in its proxy materials for such annual meeting, in addition to any persons nominated for election by, or at the direction of, a majority of the Board of Directors, the name, together with the Required Information (defined below), of any person nominated for election (each such person being hereinafter referred to as a “Shareholder Nominee”) to the Board of Directors by a shareholder that satisfies the requirements of this Section (such individual being hereinafter referred to as the “Eligible Shareholder”).

(ii) For purposes of this Section, the “Required Information” that the corporation will include in its proxy materials is (A) the information concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the corporation’s proxy statement by the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by these bylaws, by the corporation’s articles of incorporation and/or by the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed; and (B) if the Eligible Shareholder so elects, a written statement, not to exceed 500 words, in support of the Shareholder Nominee’s candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it actually believes is materially false or misleading, omits to state nay material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, or would violate any applicable law or regulation.

(b) Notice Requirements.

(i) Notwithstanding the procedures set forth elsewhere in these bylaws, in order to nominate a Shareholder Nominee pursuant to this Section, provide a notice expressly electing to have its Shareholder Nominee(s) included in the corporation’s proxy materials pursuant to this Section, that complies with the requirements set forth in this Section (a “Notice of Proxy Access Nomination”) within the time period set forth below. In order for an Eligible Shareholder to nominate a Shareholder Nominee pursuant to this Section, the Eligible Shareholder’s Notice of Proxy Access Nomination must be received by the Secretary of the corporation at its principal executive office not less than 120 days prior to the anniversary of the date of the proxy statement for the prior year’s annual meeting of shareholders (the “Deadline”); provided, however, that in the event the annual meeting is scheduled to be held on a date more than thirty (30) days before the anniversary date of the prior year’s annual meeting or more than sixty (60) days after the anniversary date of the prior year’s annual meeting, or if no annual meeting was held in the preceding year, the Deadline shall be the close of business on the later of (x) the 180th day prior to the scheduled date of such annual meeting or (y) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the corporation. In no event shall an adjournment, postponement or rescheduling of any previously scheduled meeting of shareholders, or the public announcement thereof, commence a new time period for the giving of a Notice of Proxy Access Nomination under this Section.

(ii) In order to nominate a Shareholder Nominee pursuant to this Section, an Eligible Shareholder providing the information required to be provided pursuant to Section 3.18(a)(ii) within the time period specified in Section 3.18(b)(i) for delivering the Notice of Proxy Access Nomination must further update and supplement such information, if necessary, so that all such information provided or required to be provided shall be true and correct as of the record date for purposes of determining the shareholders entitled to vote at such annual meeting and as of the date that is ten (10) business days prior to such annual meeting, and such update and supplement (or a written notice stating that there are no such updates or supplements) must be delivered in writing to the Secretary of the corporation at its principal executive office not later than the close of business on the fifth (5th) business day after the record date for purposes of determining the shareholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of the record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting).

(iii) In the event that any of the information or communications provided by the Eligible Shareholder or the Shareholder Nominee to the corporation or its shareholders ceases to be true and correct in all material respects or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information or communications and of the information that is required to correct any such defect.

(c) Maximum Number of Shareholder Nominees.

(i) The maximum number of Shareholder Nominees (including Shareholder Nominees that were submitted by an Eligible Shareholder for inclusion in the corporation’s proxy materials pursuant to this Section but that were either subsequently withdrawn or that the Board of Directors decides to nominate as Board of Director nominees) nominated by all Eligible Shareholders that will be included in the corporation’s proxy materials with respect to an annual meeting shall not exceed twenty-five percent (25%) of the number of directors in office (rounded down to the nearest whole number) as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section (the “Final Proxy Access Nomination Date”); provided that the maximum number of Shareholder Nominees that will be included in the corporation’s proxy materials with respect to an annual meeting will be reduced by the number of individuals that the Board of Directors decides to nominate for re-election who were previously elected to the Board of Directors based on a nomination pursuant to Section 3.15 or this Section.

(ii) Any Eligible Shareholder submitting more than one Shareholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the corporation’s proxy statement in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section exceeds the maximum number of Shareholder Nominees provided for in Section 3.18(c)(i) (including by operation of Section 3.18(c)(iii)). In the event that the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section exceeds the maximum number of Shareholder Nominees provided for in Section 3.18(c)(i) (including by operation of Section 3.18(c)(iii)), the highest ranking Shareholder Nominee who meets the requirements of this Section from each Eligible Shareholder will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order from the largest to the smallest of such Eligible Shareholders based on the number of shares of common stock of the corporation each Eligible Shareholder disclosed as owned in the Notice of Proxy Access Nomination submitted to the corporation hereunder. If the maximum number of Shareholder Nominees provided for in this Section is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section from each Eligible Shareholder has been selected, this selection process will continue as many times as necessary, following the same order each time, until the maximum number of Shareholder Nominees provided for in this Section is reached. The Shareholder Nominees so selected by each Eligible Shareholder in accordance with this Section 3.18(c)(ii) will be the only Shareholder Nominees entitled to be included in the corporation’s proxy materials, and, following such selection, if the Shareholder Nominees so selected are not included in the corporation’s proxy materials or are not submitted for election (for any reason, including the failure to comply with this Section), no other Shareholder Nominees will be included in the corporation’s proxy materials or otherwise submitted for shareholder election pursuant to this Section.

(iii) If for any reason one or more vacancies occur on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the applicable annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Shareholder Nominees included in the corporation’s proxy materials pursuant to this Section shall be calculated based on the number of directors in office as so reduced.

(d) Shareholder Eligibility.

(i) For purposes of this Section, an Eligible Shareholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the Eligible Shareholder possesses both (A) the full voting and investment rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses

(A) and (B) (x) shall not include any shares (I) borrowed for any purposes or purchased pursuant to an agreement to resell, (II) sold in any transaction that has not been settled or closed, and (y) shall be reduced by the notional amount of shares of common stock of the corporation subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder, whether or not any such instrument is to be settled with shares or with cash, to the extent not already taken into account in clause (x)(II) above and a number of shares of common stock of the corporation equal to the net “short” position in the common stock of the corporation held by such shareholder’s affiliates, whether through short sales, options, warrants, forward contracts, swaps, contracts of sale, other derivatives or similar agreements or any other agreement or arrangement, or (III) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. A shareholder shall “own” shares held in the name of a nominee or other intermediary so long as the shareholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s ownership of shares shall be deemed to continue during any period in which the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the shareholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations of the Exchange Act.

(ii) In order to make a nomination pursuant to this Section, an Eligible Shareholder must have owned (as defined below) the Required Ownership Percentage (as defined below) of the corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) or longer as of both the date the Notice of Proxy Access Nomination is required to be received by the corporation in accordance with this Section and the record date for determining shareholders entitled to vote at the applicable annual meeting, and must continue to own the Required Shares through the applicable meeting date; provided, that, up to, but not more than, twenty (20) individual shareholders who otherwise meet all of the requirements to be an Eligible Shareholder may aggregate their shareholdings in order to meet the Required Ownership Percentage, but not the Minimum Holding Period, of the

Required Shares. For purposes of this Section, the “Required Ownership Percentage” is 3% or more of the corporation’s issued and outstanding common stock, and the “Minimum Holding Period” is three (3) years. For purposes of the foregoing sentence issued and outstanding common units of Regency Centers, L.P. (the “Partnership”), other than those owned by the corporation, the Partnership or any of their directly or indirectly wholly owned subsidiaries shall be treated as issued and outstanding shares of the corporation’s common stock.

(iii) In order to nominate a Shareholder Nominee pursuant to this Section, an Eligible Shareholder, or with respect to clauses (E), (F) and (G) below, the Shareholder Nominee, must provide the following information in writing to the Secretary of the corporation within the time period specified in this Section for delivering the Notice of Proxy Access Nomination:

(A) one or more written statements from the record holder of the shares or from the intermediaries through which the shares are or have been held during the Minimum Holding Period (as defined below) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is received by the Secretary of the corporation, the Eligible Shareholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide (I) within five (5) business days after the record date for the annual meeting, written statements from such persons verifying the Eligible Shareholder’s continuous ownership of the Required Shares through the record date, along with a written statement that the Eligible Shareholder will continue to hold the Required Shares through the applicable meeting date or (II) the updates and supplements described in Section 3.18(b)(ii) within the time periods set forth therein;

(B) a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission in accordance with Rule 14a-18 of the Exchange Act;

(C) the information, representations and agreements that are required to be set forth in a shareholder’s notice of nomination pursuant to this Section;

(D) the written consent of each Shareholder Nominee to being named in the proxy statement as a nominee and to serving as a director if elected;

(E) the information, representations and agreements that are required by this Section;

(F) an agreement by each Shareholder Nominee, upon such Shareholder Nominee’s election, to make such acknowledgements, enter into such agreements and provide such information as the Board of Directors requires of all directors at such time, including without limitation, agreeing to be bound by the corporation’s code of ethics, insider trading policies and procedures and other similar policies and procedures;

(G) an irrevocable resignation of the Shareholder Nominee, which shall become effective upon a determination in good faith by the Board of Directors or any committee thereof that the information provided to the corporation by such individual pursuant to Section 3.18 of these bylaws was untrue in any material respect or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(H) a representation (in the form provided by the Secretary of the corporation upon written request) that the Eligible Shareholder (I) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and that the Eligible Shareholder does not presently have such intent, (II) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Shareholder Nominee(s) being nominated pursuant to this Section, (III) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (IV) will not distribute to any shareholder any form of proxy for the annual meeting other than the form of proxy distributed by the corporation, (V) agrees to comply with all other laws and regulations applicable to any solicitation in connection with the annual meeting, including, without limitation, Rule 14a-9 promulgated under the Exchange Act, (VI) meets the requirements set forth in this Section and (VII) has provided and will continue to provide facts, statements and other information in all communications with the corporation and its shareholders in connection with the nomination hereunder that is or will be true and correct in all material respects and does not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; and

(I) a written undertaking (in the form provided by the Secretary of the corporation upon written request) that the Eligible Shareholder agrees to (I) assume all liability stemming from any legal or regulatory violation arising out of the communications with shareholders of the corporation by the Eligible Shareholder, its affiliates and associates, or their respective agents or representatives, either before or after the furnishing of the Notice of Proxy Access Nomination or out of information that the Eligible Shareholder has provided or will provide to the corporation or filed with the Securities and Exchange Commission, (II) indemnify and hold harmless the corporation and each of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the corporation individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers, agents, employees, affiliates, control persons or other persons acting on behalf of the corporation arising out of any nomination submitted by the Eligible Shareholder pursuant to this Section, and (III) promptly provide to the corporation such additional information as requested pursuant to this Section.

In connection with clause (A) of the preceding sentence, if any intermediary which verifies the Eligible Shareholder’s ownership of the Required Shares for the Minimum Holding Period is not the record holder of such shares, a Depository Trust Company (“DTC”) participant or an affiliate of a DTC participant, then the Eligible Shareholder will also need to provide a written statement as required by clause (A) of the preceding sentence from the record holder of such shares, a DTC participant or an affiliate of a DTC participant that can verify the holdings of such intermediary.

(iv) Whenever the Eligible Shareholder consists of a group of more than one shareholder, each provision in this Section 3.18 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions. When an Eligible Shareholder is comprised of a group, a violation of any provision of these bylaws by any member of the group shall be deemed a violation by the Eligible Shareholder group. No person may be a member of more than one group of persons constituting an Eligible Shareholder with respect to any annual meeting.

(e) Shareholder Nominee Requirements.

(i) Notwithstanding anything in these bylaws to the contrary, the corporation shall not be required to include, pursuant to this Section, any Shareholder Nominee in its proxy materials for any meeting of shareholders (A) for which the Secretary of the corporation receives a notice that the Eligible Shareholder or any other shareholder of the corporation has nominated one or more persons for election to the Board of Directors pursuant to the advance notice requirements for shareholder nominees for director set forth in Section 3.15 of these bylaws, (B) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s “solicitation” within the meaning of Rule 14a-1(1) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (C) if the Shareholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the corporation, in each case, in connection with service as a director of the corporation, (D) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the corporation’s directors, in each case, as determined by the Board of Directors or any committee thereof, (E) whose election as a member of the Board of Directors would cause the corporation to be in violation of these bylaws, the corporation’s articles of incorporation, the rules and listing standards of the principal U.S. exchanges upon which the common stock of the corporation is traded, or any applicable state or federal law, rule or regulation, (F) who provides any information to the corporation or its shareholders required or requested pursuant to any subsection of Section 3.18 of these bylaws that is not accurate, truthful and complete in all material respects, or that otherwise contravenes any of the agreements, representations or undertakings made by the Shareholder Nominee in connection with the nomination, (G) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (H) who is a named subject of a pending criminal proceeding (excluding traffic violations) or has been convicted in such a criminal proceeding within the past ten (10) years, (I) is the subject of any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (J) if such Shareholder Nominee or the applicable Eligible Shareholder shall have provided information to the corporation in respect of such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof or (K) the Eligible Shareholder or applicable Shareholder Nominee fails to comply with its obligations pursuant to this Section.

(ii) Any Shareholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of shareholders but either (a) withdraws from or becomes ineligible or unavailable for election at such annual meeting, or (b) does not receive a number of “for” votes equal to at least twenty-five percent (25%) of the number of shares present and entitled to vote for the election of directors, will be ineligible to be a Shareholder Nominee pursuant to this Section for the next two annual meetings of shareholders.

(iii) Notwithstanding anything to the contrary set forth herein, if the Board of Directors or a designated committee thereof determines that any shareholder nomination was not made in accordance with the terms of this Section or that the information provided in a Notice of Proxy Access Nomination does not satisfy the informational requirements of this Section in any material respect, then such nomination shall not be considered at the applicable annual meeting. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any shareholder nomination was not made in accordance with the terms of this Section or that the information provided in a shareholder’s notice does not satisfy the informational requirements of this Section in any material respect, then such nomination shall not be considered at the annual meeting in question. Additionally, such nomination will not be considered at the annual meeting in question if the Eligible Shareholder (or a qualified representative thereof) does not appear at the meeting of shareholders to present any nomination pursuant to this Section. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this Section, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such Shareholder Nominee.

(f) This Section provides the exclusive method for shareholders to include nominees for director in the corporation’s proxy materials. If a shareholder has complied with the procedures set forth in this Section then such shareholder will also be deemed to have complied with the procedures set forth for all purposes under these bylaws.

ARTICLE 4

BOARD OF DIRECTORS

Section 4.1 General Powers and Number. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors, a majority of whom shall be Independent Directors. The number of directors shall be established from time to time by resolution of the Board of Directors, but no such resolution shall increase or decrease the number of directors by more than one without the approval of shareholders pursuant to Section 3.11(a). For purposes of this Section, “Independent Director” shall mean a person other than an officer or employee of the corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Section 4.2 Qualifications. Directors must be natural persons who are eighteen years of age or older but need not be residents of this state or shareholders of the corporation.

Section 4.3 Term of Office. The term of each director shall expire at the next annual meeting of shareholders following his or her election or until his or her successor is elected and qualifies. Notwithstanding the prior sentence, the term for a director in an uncontested election who does not receive the vote of the majority of the votes cast, as defined in Section 3.11(b), with respect to such director’s election shall expire on the date that is the earlier of (i) 90 days from the date on which the voting results are determined or (ii) the date on which an individual is selected by the Board of Directors to fill the office held by such director.

Section 4.4 Removal. The shareholders may remove one or more directors with or without cause. A director may be removed by the shareholders at a meeting of shareholders, provided that the notice of the meeting states that the purpose, or one of the purposes, of the meeting is such removal. If a director is elected by a voting group, only the shareholders of that voting group may participate in the vote to remove the director.

Section 4.5 Resignation. A director may resign at any time by delivering written notice to the Board of Directors or its Chairman or to the corporation. A director’s resignation is effective when the notice is delivered unless the notice specifies a later effective date.

Section 4.6 Vacancies.

(a) Who May Fill Vacancies. Except as provided below, whenever any vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors, it may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by the shareholders. Any director elected in accordance with the preceding sentence shall hold office until the next annual meeting of the corporation. If the directors first fill a vacancy, the shareholders shall have no further right with respect to that vacancy, and if the shareholders first fill the vacancy, the directors shall have no further rights with respect to that vacancy.

(b) Directors Elected by Voting Groups. Whenever the holders of shares of any voting group are entitled to elect a class of one or more directors by the provisions of the Articles of Incorporation, vacancies in such class may be filled by holders of shares of that voting group or by a majority of the directors then in office elected by such voting group or by a sole remaining director so elected. If no director elected by such voting group remains in office, unless the Articles of Incorporation provide otherwise, directors not elected by such voting group may fill vacancies.

(c) Prospective Vacancies. A vacancy that will occur at a specific later date, because of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

Section 4.7 Compensation. The Board of Directors, irrespective of any personal interest of any of its members, may establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise, or may delegate such authority to an appropriate committee. The Board of Directors also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers, and employees and to their families, dependents, estates, or beneficiaries on account of prior services rendered to the corporation by such directors, officers, and employees.

Section 4.8 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of shareholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of shareholders which precedes it, or such other suitable place as may be announced at such meeting of shareholders. The Board of Directors may provide, by resolution, the date, time, and place, either within or without the State of Florida, for the holding of additional regular meetings of the Board of Directors without notice other than such resolution.

Section 4.9 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Lead Director (if any), the President or one-third of the members of the Board of Directors. The person or persons calling the meeting may fix any place, either within or without the State of Florida, as the place for holding any special meeting of the Board of Directors, and if no other place is fixed, the place of the meeting shall be the principal office of the corporation in the State of Florida.

Section 4.10 Notice. Special meetings of the Board of Directors must be preceded by at least two days’ notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting.

Section 4.11 Waiver of Notice. Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 4.12 Quorum and Voting. A quorum of the Board of Directors consists of a majority of the number of directors prescribed by these bylaws. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (a) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting specified business at the meeting; or (b) he or she votes against or abstains from the action taken.

Section 4.13 Conduct of Meetings.

(a) Presiding Officer. The Board of Directors shall elect from among its members a Chairman of the Board of Directors, who shall preside at meetings of the Board of Directors. If the Chairman is an employee of the corporation, the Board of Directors shall elect from among its members a Lead Director, who shall preside at executive sessions of the Board at which employees of the corporation or any of its subsidiaries shall not be present. The Chairman, and in his or her absence, the Lead Director, and in his or her absence, the President, and in his or her absence, a Vice President in the order provided under the Section of these bylaws titled “Vice Presidents,” and in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as presiding officer of the meeting.

(b) Minutes. The Secretary of the corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any other person present to act as secretary of the meeting. Minutes of any regular or special meeting of the Board of Directors shall be prepared and distributed to each director.

(c) Adjournments. A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who are not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

(d) Participation by Conference Call or Similar Means. The Board of Directors may permit any or all directors to participate in a regular or a special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

Section 4.14 Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees (which may include, by way of example and not as a limitation, a Compensation Committee, an Audit Committee and a Corporate Governance Committee) each of which, to the extent provided in such resolution and in any charter adopted by the Board of Directors for any committee, shall have and may exercise all the authority of the Board of Directors, except that no such committee shall have the authority to:

(a) approve or recommend to shareholders actions or proposals required by the Act to be approved by shareholders;

(b) fill vacancies on the Board of Directors or any committee thereof;

(c) adopt, amend, or repeal these bylaws;

(d) authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

(e) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences, and limitations of a voting group except that the Board of Directors may authorize a committee (or a senior executive officer of the corporation) to do so within limits specifically prescribed by the Board of Directors.

Each committee must have two or more members, who shall serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Section, may designate one or more directors as alternate members of any such committee, who may act in the place and stead of any absent member or members at any meeting of such committee. The Board of Directors may adopt a charter for any such committee specifying requirements with respect to committee chairs and membership, responsibilities of the committee, the conduct of meetings and business of the committee and such other matters as the Board may designate. In the absence of a committee charter or a provision of a committee charter governing such matters, the provisions of these bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well.

Section 4.15 Lead Director. If the Board of Directors appoints a Lead Director to preside at executive sessions of the Board of Directors, the Board of Directors may assign to the Lead Director by resolutions such additional duties as the Board of Directors determines, in its discretion, including acting as a liaison between the Board of Directors and the officers of the corporation and assisting in the setting of agendas for meetings of the Board of Directors.

Section 4.16 Action Without Meeting. Any action required or permitted by the Act to be taken at a meeting of the Board of Directors or a committee thereof may be taken without a meeting if the action is taken by all members of the Board or of the committee. The action shall be evidenced by one or more written consents describing the action taken, signed by each director or committee member and retained by the corporation. Such action shall be effective when the last director or committee member signs the consent, unless the consent specifies a different effective date. A consent signed under this Section has the effect of a vote at a meeting and may be described as such in any document.

ARTICLE 5

OFFICERS

Section 5.1 Number. The principal officers of the corporation shall be a Chairman, a President, the number of Managing Directors and Vice Presidents as authorized from time to time by the Board of Directors, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors shall designate from among the officers it elects those who shall be the executive officers of the corporation responsible for all policy making functions, under the direction of the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. The Board of Directors may also authorize any duly appointed officer to appoint one or more officers or assistant officers. The same individual may simultaneously hold more than one office.

Section 5.2 Election and Term of Office. The officers of the corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is practicable. Each officer shall hold office until his or her successor shall have been duly elected or until his or her prior death, resignation, or removal.

Section 5.3 Removal. The Board of Directors may remove any officer and, unless restricted by the Board of Directors, an officer may remove any officer or assistant officer appointed by that officer, at any time, with or without cause and notwithstanding the contract rights, if any, of the officer removed. The appointment of an officer does not of itself create contract rights.

Section 5.4 Resignation. An officer may resign at any time by delivering notice to the corporation. The resignation shall be effective when the notice is delivered, unless the notice specifies a later effective date and the corporation accepts the later effective date. If a resignation is made effective at a later date and the corporation accepts the future effective date, the pending vacancy may be filled before the effective date but the successor may not take office until the effective date.

Section 5.5 Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification, or otherwise, shall be filled as soon thereafter as practicable by the Board of Directors for the unexpired portion of the term.

Section 5.6 Chairman. The Chairman of the Board of Directors shall be the principal executive officer of the corporation and, subject to the direction of the Board of Directors, shall in general supervise all of the business operations and affairs of the corporation, the daily operations of which shall be under the control of the President. The Chairman shall, when present, preside over all meetings of the Board of Directors and shareholders of the corporation. The Chairman shall have authority, subject to such rules as may be prescribed by the Board of Directors, to direct the President in the performance of the President’s duties. The Chairman shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the Chairman. The Chairman shall have authority to sign certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors, and to execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and except as otherwise provided by law or the Board of Directors, the Chairman may authorize the President, any Managing Director, Vice President or other officer or agent of the corporation to execute and acknowledge such documents or instruments in his or her place and stead. In general, he or she shall perform all duties as may be prescribed by the Board of Directors from time to time.

Section 5.7 President. The President shall be the principal operating officer of the corporation and, subject to the direction of the Board of Directors and the Chairman, shall in general supervise and control all of the business and affairs of the corporation. If the Chairman of the Board is not present, the President shall preside at all meetings of the Board of Directors and shareholders. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors, to appoint such agents and employees of the corporation as he or she shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. The President shall have authority, subject to such rules as may be prescribed by the Board of Directors and/or the Chairman, to sign certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors, and to execute and acknowledge, on behalf of the corporation, all deeds, mortgages, bonds, contracts, leases, reports, and all other documents or instruments necessary or proper to be executed in the course of the corporation’s regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors or the Chairman, the President may authorize any Managing Director, Vice President or other officer or agent of the corporation to execute and acknowledge such documents or instruments in his or her place and stead. In general he or she shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.8 Managing Directors. In the absence of the President or in the event of the President’s death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Managing Director (or in the event there be more than one Managing Director, the Managing Directors in the order designated by the Board of Directors, or in the absence of any designation, then in the order of their seniority with the corporation), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Managing Director may sign certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or by the Board of Directors. The execution of any instrument of the corporation by any Managing Director shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the President.

Section 5.9 Vice Presidents. The Board of Directors may appoint one or more Executive Vice Presidents, Senior Vice Presidents and other Vice Presidents, prescribe their powers and duties, including performing the duties of a Managing Director in such officer’s absence, and specify to which Managing Director or other officer a Vice President should report. The Board of Directors may authorize the President to appoint one or more Vice Presidents, to prescribe their powers, duties and compensation, and to delegate authority to them.

Section 5.10 Secretary. The Secretary shall: (a) keep, or cause to be kept, minutes of the meetings of the shareholders and of the Board of Directors (and of committees thereof) in one or more books provided for that purpose (including records of actions taken by the shareholders or the Board of Directors (or committees thereof) without a meeting); (b) be custodian of the corporate records and of the seal of the corporation, if any, and if the corporation has a seal, see that it is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (c) authenticate the records of the corporation; (d) maintain a record of the shareholders of the corporation, in a form that permits preparation of a list of the names and addresses of all shareholders, by class or series of shares and showing the number and class or series of shares held by each shareholder; (e) have general charge of the stock transfer books of the corporation; and (f) in general perform all duties incident to the office of Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned by the President or by the Board of Directors.

Section 5.11 Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) maintain appropriate accounting records; (c) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositaries as shall be selected in accordance with the provisions of these bylaws; and (d) in general perform all of the duties incident to the office of Treasurer and have such other duties and exercise such other authority as from time to time may be delegated or assigned by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 5.12 Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

Section 5.13 Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint, or to authorize any duly appointed officer of the corporation to appoint, any person to act as assistant to any officer, or as agent for the corporation in his or her stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors or an authorized officer shall have the power to perform all the duties of the office to which he or she is so appointed to be an assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors or the appointing officer.

Section 5.14 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE 6

CONTRACTS, CHECKS AND DEPOSITS; SPECIAL CORPORATE ACTS

Section 6.1 Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents to enter into any contract or execute or deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages, and instruments of assignment or pledge made by the corporation shall be executed in the name of the corporation by the Chairman, the President, one of the Managing Directors or one of the Vice Presidents; the Secretary or an Assistant Secretary, when necessary or required, shall attest and affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.

Section 6.2 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.

Section 6.3 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositaries as may be selected by or under the authority of a resolution of the Board of Directors.

Section 6.4 Voting of Securities Owned by Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other corporation and owned or controlled by this corporation may be voted at any meeting of security holders of such other corporation by the President of this corporation if he or she be present, or in his or her absence by any Vice President of this corporation who may be present, and (b) whenever, in the judgment of the Chairman, or in his or her absence, of the President, or in his or her absence, of any Managing Director, it is desirable for this corporation to execute a proxy or written consent in respect of any such shares or other securities, such proxy or consent shall be executed in the name of this corporation by the Chairman, the President or one of the Managing Directors of this corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this corporation shall have full right, power, and authority to vote the shares or other securities issued by such other corporation and owned or controlled by this corporation the same as such shares or other securities might be voted by this corporation.

ARTICLE 7

CERTIFICATES FOR SHARES; TRANSFER OF SHARES

Section 7.1 Consideration for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the corporation, including cash, promissory notes, services performed, promises to perform services evidenced by a written contract, or other securities of the corporation. Before the corporation issues shares, the Board of Directors shall determine that the consideration received or to be received for the shares to be issued is adequate. The determination of the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid, and nonassessable. The corporation may place in escrow shares issued for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits are received. If the services are not performed, the note is not paid, or the benefits are not received, the corporation may cancel, in whole or in part, the shares escrowed or restricted and the distributions credited.

Section 7.2 Certificates for Shares. Every holder of shares in the corporation shall be entitled to have a certificate representing all shares to which he or she is entitled unless the Board of Directors authorizes the issuance of some or all shares without certificates. Any such authorization shall not affect shares already represented by certificates until the certificates are surrendered to the corporation. If the Board of Directors authorizes the issuance of any shares without certificates, within a reasonable time after the issue or transfer of any such shares, the corporation shall send the shareholder a written statement of the information required by the Act or the Articles of Incorporation to be set forth on certificates, including any restrictions on transfer. Certificates representing shares of the corporation shall be in such form, consistent with the Act, as shall be determined by the Board of Directors. Such certificates shall be signed (either manually or in facsimile) by the Chairman, the President, any Managing Director or any Vice President or any other persons designated by the Board of Directors and may be sealed with the seal of the corporation or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. Unless the Board of Directors authorizes shares without certificates, all certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in these bylaws with respect to lost, destroyed, or stolen certificates. The validity of a share certificate is not affected if a person who signed the certificate (either manually or in facsimile) no longer holds office when the certificate is issued.

Section 7.3 Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer, the corporation may treat the registered owner of such shares as the person exclusively entitled to vote, to receive notifications, and otherwise to have and exercise all the rights and power of an owner. Where a certificate for shares is presented to the corporation with a request to register a transfer, the corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate the necessary endorsements, and (b) the corporation had no duty to inquire into adverse claims or has discharged any such duty. The corporation may require reasonable assurance that such endorsements are genuine and effective and compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors.

Section 7.4 Restrictions on Transfer. The face or reverse side of each certificate representing shares shall bear a conspicuous notation as required by the Act or the Articles of Incorporation of the restrictions imposed by the corporation upon the transfer of such shares.

Section 7.5 Lost, Destroyed, or Stolen Certificates. Unless the Board of Directors authorizes shares without certificates, where the owner claims that certificates for shares have been lost, destroyed, or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the corporation a sufficient indemnity bond if required by the Board of Directors or any principal officer, and (c) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of Directors.

Section 7.6 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as they may deem expedient concerning the issue, transfer, and registration of shares of the corporation.

ARTICLE 8

SEAL

Section 8.1 Seal. The Board of Directors may provide for a corporate seal for the corporation.

ARTICLE 9

BOOKS AND RECORDS

Section 9.1 Books and Records.

(a) The corporation shall keep as permanent records minutes of all meetings of the shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation.

(b) The corporation shall maintain accurate accounting records.

(c) The corporation or its agent shall maintain a record of the shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

(d) The corporation shall keep a copy of all written communications within the preceding three years to all shareholders generally or to all shareholders of a class or series, including the financial statements required to be furnished by the Act, and a copy of its most recent annual report delivered to the Department of State.

Section 9.2 Inspection Rights. Shareholders and directors are entitled to inspect and copy records of the corporation as permitted by the Act.

Section 9.3 Distribution of Financial Information. The corporation shall prepare and disseminate financial statements to shareholders as required by the Act.

Section 9.4 Other Reports. The corporation shall disseminate such other reports to shareholders as are required by the Act, including reports regarding indemnification in certain circumstances and reports regarding the issuance or authorization for issuance of shares in exchange for promises to render services in the future.

ARTICLE 10

INDEMNIFICATION

Section 10.1 Provision of Indemnification. The corporation shall, to the fullest extent permitted or required by the Act, including any amendments thereto (but in the case of any such amendment, only to the extent such amendment permits or requires the corporation to provide broader indemnification rights than prior to such amendment), indemnify its Directors and

Executive Officers against any and all Liabilities, and advance any and all reasonable Expenses, incurred thereby in connection with any Proceeding to which any such Director or Executive Officer is a Party or in which such Director or Executive Officer is deposed or called to testify as a witness because he or she is or was a Director or Executive Officer of the corporation, whether or not such person continues to serve in such capacity at the time the obligation to indemnify against Liabilities or advance Expenses is incurred or paid. The rights to indemnification granted hereunder shall not be deemed exclusive of any other rights to indemnification against Liabilities or the advancement of Expenses which a Director or Executive Officer may be entitled under any written agreement, Board resolution, vote of shareholders, the Act, or otherwise. The corporation may, but shall not be required to, supplement the foregoing rights to indemnification against Liabilities and advancement of Expenses by the purchase of insurance on behalf of any one or more of its Directors or Executive Officers whether or not the corporation would be obligated to indemnify or advance Expenses to such Director or Executive Officer under this Article. For purposes of this Article, the term “Directors” includes former directors and any directors who are or were serving at the request of the corporation as directors, officers, employees, or agents of another corporation, partnership, joint venture, trust, or other enterprise, including, without limitation, any employee benefit plan (other than in the capacity as agents separately retained and compensated for the provision of goods or services to the enterprise, including, without limitation, attorneys-at-law, accountants, and financial consultants), whether or not such person continues to serve in such capacity at the time the obligation to indemnify against Liabilities or advance Expenses is incurred or paid. The term “Executive Officers” refers to those persons described in Securities Exchange Commission Regulations Section 240.3b-7. All other capitalized terms used in this Article and not otherwise defined herein shall have the meaning set forth in Section 607.0850, Florida Statutes (2003). The provisions of this Article are intended solely for the benefit of the indemnified parties described herein, their heirs and personal representatives and shall not create any rights in favor of third parties. No amendment to or repeal of this Article shall diminish the rights of indemnification provided for herein to any person who serves or served as a Director or Executive Officer at any time prior to such amendment or repeal.

ARTICLE 11

AMENDMENTS

Section 11.1 Power to Amend. These bylaws may be amended or repealed by either the Board of Directors or the shareholders, unless the Act reserves the power to amend these bylaws generally or any particular bylaw provision, as the case may be, exclusively to the shareholders or unless the shareholders, in amending or repealing these bylaws generally or any particular bylaw provision, provide expressly that the Board of Directors may not amend or repeal these bylaws or such bylaw provision, as the case may be.

ARTICLE 12

OPT-OUT OF FLORIDA CONTROL-SHARE ACQUISITION STATUTE

Section 12.1 Opt-Out. Notwithstanding any other provision of the corporation’s articles of incorporation or these bylaws, Section 607.0902 of the Florida Statutes also known as the Control-Share Acquisition Statute of the Act (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the corporation. Notwithstanding any other provision of the corporation’s articles of incorporation or these bylaws, this Section may not be repealed or amended, in whole or in part, at any time, without the affirmative vote of a majority of the votes cast on the matter by shareholders entitled to vote on the matter.

ARTICLE 13

EXCLUSIVE FORUM

Section 13.1 Exclusive Forum. Unless the corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director or officer or other employee of the corporation to the corporation or the corporation’s shareholders, (iii) any action asserting a claim against the corporation or any director or officer or other employee of the corporation arising pursuant to any provision of the Act or the articles of incorporation or these bylaws (in each case, as they may be amended from time to time), or (iv) any action asserting a claim against the corporation or any director or officer or other employee of the corporation governed by the internal affairs doctrine shall be the Federal District Court for the Middle District of Florida, Jacksonville Division (or, if such court does not have jurisdiction, a state court located within the State of Florida, County of Duval). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Florida, County of Duval (a “Foreign Action”), in the name of any shareholder, such shareholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Florida, County of Duval, in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such shareholder in any such action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.